Exhibit 99.1

              WILLIAMS CONTROLS REPORTS THIRD QUARTER 2005 RESULTS

     PORTLAND, Ore., Aug. 9 /PRNewswire-FirstCall/ -- Williams Controls, Inc. (the "Company") (OTC: WMCO) today announced results for its 2005 third quarter ended June 30, 2005. Net sales of $17,192,000 were up 13.7% from the $15,127,000 reported in the third quarter last year. Net sales for the nine months ended June 30, 2005 increased $7,786,000, or 18.5%, to $49,928,000 from $42,142,000 for the comparable period last year. Net income for the third quarter was $1,610,000, or $.03 per diluted share, compared to $1,472,000, or $.04 per diluted share, for the corresponding quarter in 2004. Net income for the nine months ended June 30, 2005 was $5,099,000, or $.11 per diluted share, compared to $3,724,000, or $.11 per diluted share, for the nine months ended June 30, 2004. The lower earnings per share in the fiscal 2005 third quarter as compared to the fiscal 2004 third quarter and the unchanged nine months earnings per share despite the higher earnings in both fiscal 2005 periods is primarily due to the increase in the number of basic and diluted shares outstanding in fiscal 2005 from converting Series B preferred shares into common shares as part of the 2004 recapitalization which occurred on September 30, 2004.

     The increase in 2005 sales for both the third quarter and nine months was primarily due to higher unit volumes related to our heavy truck, bus and off-road customers in North America, Europe and Asia.

     The higher sales volume in fiscal 2005 was the primary contributor to gross profits improving for both the current quarter and nine months. Gross profit improved to $5,844,000 in the current quarter, a 16.2% increase from the $5,029,000 in the 2004 third fiscal quarter. For the first nine months of fiscal 2005 gross profit improved to $17,027,000 from $13,332,000, a 27.7% increase from the comparable period in the prior year.

     Investments in our strategic growth plans, which include the establishment of sales and manufacturing operations in China earlier this year, the opening in February of a sales and technical office in Europe, and the licensing and development of non-contacting sensors for use in our electronic product lines resulted in higher operating expenses for both the quarter and the nine months ended June 30, 2005. Selling and administrative costs contributed to higher operating expenses for the quarter and nine months ended June 30, 2005. Operating expenses increased $413,000 in the third quarter of 2005 compared to the third quarter of 2004 and increased $1,317,000 for the nine months ended June 30, 2005.

     Interest expense on debt for both the third quarter and nine months of fiscal 2005 of $312,000 and $1,134,000, respectively, is related to the new bank debt drawn on September 30, 2004 in conjunction with the 2004 recapitalization. The Company had minimal bank debt in fiscal 2004. In the third quarter and first nine months of fiscal 2004, the Company recorded $822,000 and $2,382,000, respectively, of interest expense related to dividends and accretion on the Series B Preferred Stock. The 2004 recapitalization transaction included the elimination of all outstanding Series B Preferred Stock and the associated dividends. The other (income) expense reported in both the third quarter and nine months of fiscal 2005 is due in large part to the revaluation of the Put and Call Option agreement between the Company and American Industrial Partners, which was entered into as part of the 2004 recapitalization on September 30, 2004.

     Tax expense of $1,079,000 was recorded during the third quarter of fiscal 2005 at an effective rate of 40.1%. For the nine months ended June 30, 2005, the Company recorded tax expense of $3,357,000 at an effective tax rate of 39.7%. Prior to the beginning of fiscal 2005, the Company had provided for a full valuation allowance on its deferred tax assets, resulting in a minimal tax provision related to the income in the third quarter and first nine months of fiscal 2004. The Company reduced the valuation allowance during the fourth quarter of fiscal 2004.

     Williams Controls' President and Chief Executive Officer, Patrick W. Cavanagh stated, "Continuing strong demand for our products at our major OEM customers combined with strengthening aftermarket sales worldwide were the primary drivers for the higher sales and earnings levels for the quarter. He concluded, "We have made significant progress in positioning the company closer to our customers to take advantage of future growth opportunities around the world."

     ABOUT WILLIAMS CONTROLS
     Williams Controls is a leading designer and manufacturer of Electronic Throttle Control Systems for the heavy truck and off-road markets. For more information, you can find Williams Controls on the Internet at www.wmco.com.

     The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward- looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                             Williams Controls, Inc.
            Unaudited Condensed Consolidated Statements of Operations
           (Dollars in thousands, except share and per share amounts)

                                   Three month       Three month       Nine month        Nine month
                                  period ended      period ended      period ended      period ended
                                     6/30/05           6/30/04           6/30/05           6/30/04
                                 --------------    --------------    --------------    --------------
Net sales                        $       17,192    $       15,127    $       49,928    $       42,142
Cost of sales                            11,348            10,098            32,901            28,810
Gross profit                              5,844             5,029            17,027            13,332
Research and
 development expense                        855               858             2,445             2,236
Selling expense                             364               339               974               901
Administration expense                    1,577             1,186             4,397             3,362
Operating income from
 continuing operations                    3,048             2,646             9,211             6,833
Interest income                             (13)               (1)              (33)               (2)
Interest expense - Debt                     312                17             1,134                56
Interest expense -
 Series B Preferred
 Stock dividends
 and accretion                               --               822                --             2,382
Other (income)
 expense, net                                60               253              (346)              248
Income from continuing
 operations before
 income taxes                             2,689             1,555             8,456             4,149
Income tax expense                        1,079                42             3,357               136
Net income from
 continuing operations                    1,610             1,513             5,099             4,013
Discontinued operations                      --                41                --               289
Net income                                1,610             1,472             5,099             3,724
Earnings per share
 information:
Income per common
 share from
 continuing operations
 - basic and diluted             $         0.03    $         0.04    $         0.11    $         0.12
Income (loss) per
 common share from
 discontinued
 operations - basic
 and diluted                               0.00              0.00              0.00             (0.01)
Net income per common
 share - basic and
 diluted                         $         0.03    $         0.04    $         0.11    $         0.11
Weighted average
 shares used in per
 share calculation
- basic                              46,644,348        34,769,175        46,634,390        33,144,151

Weighted average
 shares used in per
 share calculation
 - diluted                           47,906,190        35,046,063        47,756,848        33,234,307

                             Williams Controls, Inc.
               Unaudited Condensed Consolidated Balance Sheets
                             (Dollars in thousands)

                                                        June 30,      September 30,
                                                          2005             2004
                                                     -------------    -------------
Assets
Current Assets:
  Cash and cash equivalents                          $       4,054    $       2,482
  Trade accounts receivable, net                             8,401            8,193
  Other accounts receivable                                    349              424
  Inventories                                                3,957            3,777
  Deferred income taxes                                      2,116            2,116
  Prepaid expenses and other current assets                    393              290
    Total current assets                                    19,270           17,282

Property, plant and equipment, net                           7,052            5,402
Deferred income taxes                                        4,200            7,247
Other assets, net                                            1,252            1,194
    Total assets                                     $      31,774    $      31,125

Liabilities and Stockholders' Deficit
Current Liabilities:
  Accounts payable                                   $       5,172    $       4,084
  Accrued expenses                                           5,166            4,969
  Current portion of employee benefit
   obligations                                               1,592            1,240
  Current portion of long-term debt and
   capital lease obligations                                 3,443            3,454
    Total current liabilities                               15,373           13,747

Long-term debt and capital lease obligations                11,050           16,640
Employee benefit obligations                                 7,158            7,440
Other long-term liabilities                                     10              333

Stockholders' Deficit:
  Preferred stock (Series C)                                    --               --
  Common stock                                                 467              466
  Additional paid-in capital                                36,078           35,960
  Accumulated deficit                                      (32,359)         (37,458)
  Treasury Stock                                              (377)            (377)
  Other comprehensive loss - Pension
   liability adjustment                                     (5,626)          (5,626)

    Total stockholders' deficit                             (1,817)          (7,035)
    Total liabilities and
     stockholders' deficit                           $      31,774    $      31,125

SOURCE  Williams Controls, Inc.
    -0-                             08/09/2005
    /CONTACT: Dennis E. Bunday, Executive Vice President and Chief Financial Officer of Williams Controls, Inc., +1-503-684-8600/
    /Web site:  http://www.wmco.com /

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